EXHIBIT 24

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-38070, 33-46966 and 33-77086 on Form S-8, of The CHALONE Wine Group Ltd., of our report dated May 9, 1997 appearing in the Transition Report on Form 10-K of the CHALONE Wine Group, Ltd. for the three months ended March 31, 1997.


 /s/Deloitte & Touche LLP
-------------------------
San Francisco, CA
June 25, 1997